                                                                     EXHIBIT 4.3


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                 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

                                     Between


                       ILLINOIS SUPERCONDUCTOR CORPORATION

                                       and


                   SOUTHBROOK INTERNATIONAL INVESTMENTS, LTD.


                         ------------------------------

                            Dated as of June 6, 1997

                         ------------------------------


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
        CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of June 6, 1997, between Southbrook International Investments, Ltd., a corporation organized and existing under the laws of the British Virgin Islands (the "Purchaser"), and Illinois Superconductor Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company").

        WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire shares of the Company's Series B Convertible Preferred Stock, par value $.001 per share (the "Series B Preferred"), the Company's Series C Convertible Preferred Stock, par value $.001 per share (the "Series C Preferred"), the Company's Series D Convertible Preferred Stock, par value $.001 per share (the "Series D Preferred"), the Company's Series E Convertible Preferred Stock, par value $.001 per share (the "Series E Preferred") and the Company's Series F Convertible Preferred Stock, par value $.001 per share (the "Series F Preferred") (the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred are collectively referred to as the "Preferred Stock" and shares of Preferred Stock issued and sold in accordance with this Agreement are referred to as the "Shares").

        IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:


                                    ARTICLE I

                      PURCHASE AND SALE OF PREFERRED SHARES

        1.1 Purchase and Sale. (a) Subject to the terms and conditions set forth herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase (i) 600 shares of Series B Preferred (the "Series B Shares");
(ii) up to 1,000 shares of Series C Preferred; (iii) up to 1,000 shares of Series D Preferred; (iv) up to 1,000 shares of Series E Preferred; and (v) up to 1,000 shares of Series F Preferred. Notwithstanding anything to the contrary set forth in this Agreement, the aggregate number of Shares (as defined below) to be sold hereunder shall not exceed 3,000 (the "Maximum Share Amount").

            (b) The Series B Preferred shall have the respective rights, preferences and privileges set forth in Exhibit A attached hereto (the "Series B Terms"), which shall be incorporated into a Certificate of Designation to be approved by the Purchaser and filed on or prior to the Series B Closing (as defined below) by the Company with the Secretary of State of Delaware (the "Series B Designation"). The Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred, if and when issued, shall have respective rights, preferences and privileges identical to the Series B Terms, mutatis mutandis, and shall rank pari passu with the Series B Preferred with regard to dividends, liquidation, voting rights and any other preferential rights designated therein, except that the Conversion Price (as defined below) for conversion of said Shares shall reset as of the Original Issue Date (as defined below) for such Shares.

         The Series C Preferred, Series D Preferred, Series E Preferred and Series F Preferred shall be authorized pursuant to certificates of designation to be prepared by the Company, subject to the approval of the Purchaser, and filed on or prior to the Series C Closing Date (as defined below), Series D Closing Date (as defined below), Series E Closing Date (as defined below) or Series F Closing Date (as defined below), as applicable, by the Company with the Secretary of State of Delaware (such certificates of designation, together with the Series B Designation, are referred to as the "Certificates of Designation").

         For purposes of this Agreement, "Conversion Price," "Original Issue Date," "Conversion Date" "Trading Day" and "Per Share Market Value" shall have the meanings set forth in the Series B Terms; and "Market Price" as at any date shall mean the average Per Share Market Value for the five (5) Trading Days immediately preceding such date. The Company's "Market Capitalization" shall be determined by taking the weighted volume average of the Per Share Market Value for the fifteen (15) Trading Days immediately prior to each applicable Closing Date (as defined below) and by multiplying such 15 day weighted volume average by the number of outstanding shares of the Company's Common Stock on the date preceeding the applicable Closing Date.

         1.2      Purchase Price.  The purchase price per Share shall be $5,000.

         1.3      The Closings.

                  (a) The Series B Closing. (i) The closing of the purchase and sale of the Series B Shares (the "Series B Closing") shall take place at the offices of Robinson Silverman Pearce Aronsohn & Berman LLP ("Robinson Silverman"), 1290 Avenue of the Americas, New York, New York 10104, immediately following the execution hereof or such later date as the parties shall agree, but not prior to the date that the conditions set forth in Section 4.1 have been satisfied or waived by the appropriate party. The date of the Series B Closing is hereinafter referred to as the "Series B Closing Date." At the Series B Closing, the Company shall sell and issue to the Purchaser, and the Purchaser shall purchase, the Series B Shares for an aggregate purchase price of $3,000,000.

                      (ii) At the Series B Closing, (a) the Company shall deliver to the Purchaser one or more stock certificates representing the Series B Shares and the Initial Warrant (as defined in Section 3.17), each registered in the name of the Purchaser, and all other documents, instruments and writings required to have been delivered at or prior to the Series B Closing by the Company pursuant to this Agreement and the Registration Rights Agreement, dated the date hereof, by and between the Company and the Purchaser, in the form of Exhibit B (the "Registration Rights Agreement"), and (b) the Purchaser shall deliver to the Company $3,000,000, in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose prior to the Series B Closing Date, and all documents, instruments and writings required to have been

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delivered at or prior to the Series B Closing by the Purchaser pursuant to this
Agreement and the Registration Rights Agreement.

                  (b) The Series C Closing. (i) The closing of the purchase and sale of the Series C Preferred to be issued and sold at such closing in accordance herewith (the "Series C Shares", and such closing the "Series C Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the fifteenth Trading Day after receipt of the notice described hereafter in this paragraph (b)) as the Company may designate in a written notice to the Purchaser (a "Subsequent Financing Notice") relating to the Series C Shares which the Company may deliver no earlier than 60 days after the date hereof and no later than 150 days after the date hereof (such 150th day, the "Series C Closing Expiration Date"), which Subsequent Financing Notice shall set forth the number of shares of Series C Preferred that the Company intends to sell to the Purchaser, provided, however that such number shall not be in excess of (i) 400 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series C Closing) is less than $45,000,000,
(ii) 600 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series C Closing) is between $45,000,000 and $64,999,999,
(iii) 800 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series C Closing) is between $65,000,000 and $84,999,999, and
(iv) 1000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series C Closing) is in excess of $84,999,999.

                       (ii) At the Series C Closing, (a) the Company shall deliver to the Purchaser one or more stock certificates representing the Series C Shares registered in the name of the Purchaser and all documents, instruments and writings required to have been delivered at or prior to the Series C Closing by the Company pursuant to this Agreement and the Registration Rights Agreement and (b) the Purchaser shall deliver to the Company (1) the purchase price for the Series C Shares being purchased as determined pursuant to Section 1.2 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose and delivered to the Purchaser prior to the Series C Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series C Closing by the Purchaser pursuant to this Agreement and the Registration Rights Agreement.

                  (c) The Series D Closing. (i) The closing of the purchase and sale of the shares of Series D Preferred to be issued and sold at such closing in accordance herewith (the "Series D Shares", and such closing the "Series D Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the fifteenth Trading Day after receipt of the notice described hereafter in this paragraph (c)) as the Company may designate in a Subsequent Financing Notice relating to the Series D Shares which the Company may deliver no earlier than the later of 60 days after (x) such date as the Registration Statement (defined below) with respect to the Series C Shares is declared effective (provided, however, that any days during which the holder of the Series C Shares was not permitted to sell Series C Shares pursuant to an effective Registration Statement, shall be added to such sixty (60) day period) and (y) the Series C Closing Expiration Date, and not later than 150 days from the Series C Closing Expiration Date (the "Series D Closing Expiration Date"), which Subsequent Financing Notice shall set forth the number of

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shares of Series D Preferred that the Company intends to sell to the Purchaser, provided, however that such number shall not be in excess of (i) 400 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is less than $45,000,000, (ii) 600 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is between $45,000,000 and $64,999,999, (iii) 800 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is between $65,000,000 and $84,999,999, and (iv) 1000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series D Closing) is in excess of $84,999,999.

              (ii) At the Series D Closing, (a) the Company shall deliver to the Purchaser one or more stock certificates representing the Series D Shares and either the Subsequent Warrant or the Intermediate Warrant (each as defined in Section 3.17), as the case may be, each registered in the name of the Purchaser and all documents, instruments and writings required to have been delivered at or prior to the Series D Closing by the Company pursuant to this Agreement and the Registration Rights Agreement and (b) the Purchaser shall deliver to the Company (1) the purchase price for the Series D Shares being purchased as determined pursuant to Section 1.2 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company for such purpose and delivered to the Purchaser prior to the Series D Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series D Closing by the Purchaser pursuant to this Agreement and the Registration Rights Agreement.

        (d) The Series E Closing. (i) The closing of the purchase and sale of the shares of Series E Preferred to be issued and sold at such closing in accordance herewith (the "Series E Shares", and such closing the "Series E Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the fifteenth Trading Day after receipt of the notice described hereafter in this paragraph (d)) as the Company may designate in a Subsequent Financing Notice relating to the Series E Shares which the Company may deliver no earlier than the later of 60 days after (x) such date as the Registration Statement with respect to the Series D Shares is declared effective (provided, however, that any days during which the holder of the Series D Shares was not permitted to sell Series D Shares pursuant to an effective Registration Statement, shall be added to such sixty (60) day period) and (y) the Series D Closing Expiration Date, and not later than 150 days from the Series D Closing Expiration Date (the "Series E Closing Expiration Date"), which Subsequent Financing Notice shall set forth the number of shares of Series E Preferred that the Company intends to sell to the Purchaser; provided, however that such number shall not be in excess of the lesser of (1)(i) 400 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is less than $45,000,000, (ii) 600 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is between $45,000,000 and $64,999,999, (iii) 800 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is between $65,000,000 and $84,999,999, and (iv) 1000 shares, if the Company's Market Capitalization (not inclusive of the proceeds from the Series E Closing) is in excess of $84,999,999; and


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(2) the Maximum Share Amount minus the number of Series B Shares, Series C
Shares and Series D Shares previously sold hereunder.

              (ii) At the Series E Closing, (a) the Company shall deliver to the Purchaser one or more stock certificates representing the Series E Shares and the Final Warrant (as defined in Section 3.17), if applicable each registered in the name of the Purchaser and all documents, instruments and writings required to have been delivered at or prior to the Series E Closing by the Company pursuant to this Agreement and the Registration Rights Agreement and (b) the Purchaser shall deliver to the Company (1) the purchase price for the Series E Shares being purchased as determined pursuant to Section 1.2 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company and delivered to the Purchaser prior to the Series E Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series E Closing by the Purchaser pursuant to this Agreement and the Registration Rights Agreement.

        (e) The Series F Closing. (i) In the event that the Company has issued and sold less than the Maximum Share Amount, the Company may designate in a Subsequent Financing Notice relating to the Series F Shares, which the Company may deliver no earlier than the later of 60 days after (x) such date as the Registration Statement with respect to the Series E Shares is declared effective (provided, however, that any days during which the holder of the Series E Shares was not permitted to sell Series E Shares pursuant to an effective Registration Statement, shall be added to such sixty (60) day period) and (y) the Series E Closing Expiration Date, and not later than 150 days from the Series E Closing Expiration Date, the number of shares of Series F Preferred to be issued and sold thereat in accordance herewith (the "Series F Shares") that the Company intends to sell to the Purchaser, provided, however that such number may not exceed the Maximum Share Amount minus the number of Series B Shares, Series C Shares, Series D Shares and Series E Shares previously sold by the Company hereunder. The closing of the purchase and sale of the Series F Shares (the "Series F Closing") shall take place at the offices of Robinson Silverman on such date (which may not be prior to the fifteenth Trading Day after receipt of the notice described above in this paragraph (e))

             (ii) At the Series F Closing, (a) the Company shall deliver to the Purchaser one or more stock certificates representing the Series F Shares registered in the name of the Purchaser and all documents, instruments and writings required to have been delivered at or prior to the Series F Closing by the Company pursuant to this Agreement and the Registration Rights Agreement and
(b) the Purchaser shall deliver to the Company (1) the purchase price for the Series F Shares being purchased as determined pursuant to Section 1.2 in United States dollars in immediately available funds by wire transfer to an account designated in writing by the Company and delivered to the Purchaser prior to the Series F Closing Date and (2) all documents, instruments and writings required to have been delivered at or prior to the Series F Closing by the Purchaser pursuant to this Agreement and the Registration Rights Agreement.



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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

     2.1 Representations, Warranties and Agreements of the Company. The Company hereby makes the following representations and warranties to the Purchaser:

          (a) Organization and Qualification. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents (as defined below) in any material respect, (y) have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole or (z) adversely impair in any material respect the Company's ability to perform fully on a timely basis its obligations under the Transaction Documents (a "Material Adverse Effect").

          (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Warrants (as defined below), the Certificates of Designation, the Registration Rights Agreement, and otherwise to carry out its obligations hereunder and thereunder. This Agreement, the Certificates of Designation, the Registration Rights Agreement and the Warrants are collectively referred to as the "Transaction Documents". The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby has been duly authorized by all necessary action on the part of the Company. Each of the Transaction Documents has been duly executed by the Company and when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company is not in violation of any of the provisions of its Restated Certificate of Incorporation, By-laws or other charter documents, each as amended as of the date hereof.

          (c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth in Schedule 2.1(c). No shares of Common Stock are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of any of the Transaction Documents. Except as disclosed in Schedule 2.1(c), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any

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character whatsoever relating to, or, except as a result of the purchase and sale of the Shares and Warrants hereunder, securities, rights or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings, or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. To the knowledge of the Company, except as specifically disclosed in the SEC Documents (defined below) or Schedule 2.1(c), no Person beneficially owns (as determined pursuant to Rule 13d- 3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or has the right to acquire by agreement with or by obligation binding upon the Company beneficial ownership of in excess of 5% of the Common Stock.

          (d) Issuance of Shares and Underlying Shares. The Shares and the Warrants are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable. The Company, as at the Series B Closing Date, Series C Closing Date, Series D Closing Date, Series E Closing Date and Series F Closing Date, as the case may be, will have and at all times while the Shares and any Warrants are outstanding will maintain an adequate reserve of duly authorized shares of Common Stock to enable it to perform its obligations under this Agreement, the Warrants and the Certificates of Designation with respect to the number of Shares and Warrants issued and outstanding at such Closing Date and in no circumstances shall such reserved and available shares of Common Stock be less than the sum of (i) two times the number of shares of Common Stock which would be issuable upon conversion of the Shares issued pursuant to the terms hereof (the "Underlying Shares") with respect to the number of Shares issued and outstanding at such Closing Date were such conversion effected on the Original Issue Date for such Shares and (ii) the number of shares of Common Stock which would be issuable upon exercise in full of the Warrants (the "Warrant Shares") issued and outstanding at such Closing Date. When issued in accordance with the terms hereof and the Certificates of Designation, the Underlying Shares will be duly authorized, validly issued, fully paid and nonassessable; and when issued upon exercise of the Warrants in accordance with their respective terms, the Warrant Shares will be duly authorized, validly issued, fully paid and nonassessable.

          (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of its Certificate of Incorporation or bylaws (each as amended through the date hereof) or (ii) subject to obtaining the consents referred to in Section 2.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) to the knowledge of the Company, result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including Federal and state securities laws and regulations), or by which any material property or asset of the Company is bound or affected, except in the case of each of clauses (ii) and (iii), such conflicts, defaults,

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terminations, amendments, accelerations, cancellations and violations as could not, individually or in the aggregate, have or result in a Material Adverse Effect. The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental authority, except for violations which, individually or in the aggregate, do not have a Material Adverse Effect.

          (f)  Consents and Approvals. Except as specifically set forth in
Schedule 2.1(f), the Company is not required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for (i) the filings of the Certificates of Designation with respect to the Shares with the Secretary of State of Delaware, which filings shall be effected prior to the Series B Closing Date, the Series C Closing Date, the Series D Closing Date, the Series E Closing Date and the Series F Closing Date, as appropriate, (ii) the filing of the registration statements contemplated by the Registration Rights Agreement (the "Underlying Securities Registration Statement(s)") with the Securities and Exchange Commission (the "Commission"), which shall be filed in the time periods set forth in the Registration Rights Agreement, (iii) the application(s) or any letter(s) acceptable to the Nasdaq National Market for the listing of the Underlying Shares and the Warrant Shares with the Nasdaq National Market, which shall be filed in accordance with Section 3.9 hereof (and with any other national securities exchange or market on which the Common Stock is then listed), (iv) any filings, notices or registrations under applicable state securities laws, and (v) other than, in all other cases, where the failure to obtain such consent, waiver, authorization or order, or to give or make such notice or filing, would not materially impair or delay the ability of the Company to effect the Series B Closing, the Series C Closing, the Series D Closing, the Series E Closing or the Series F Closing and to deliver to the Purchaser the Shares (and, upon conversion of the Shares thereunder, the Underlying Shares) or the Warrants (and, upon exercise of the Warrants, the Warrant Shares) in the manner contemplated hereby and by the Registration Rights Agreement free and clear of all liens and encumbrances of any nature whatsoever (together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 2.1(f), the "Required Approvals").

          (g) Litigation; Proceedings. Except as specifically disclosed in the Disclosure Materials (as hereinafter defined) or in Schedule 2.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its properties before or by any court, governmental or administrative agency or regulatory authority (Federal, state, county, local or foreign) which
(i) adversely affects the legality, validity or enforceability of any of the Transaction Documents or the Shares (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

          (h)  No Default or Violation. Neither the Company nor any Subsidiary
(i) is in default under or in violation of any indenture, loan or credit agreement or any other

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



agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is in violation of any statute, rule or regulation of any governmental authority, except as could not, in any such case (individually or in the aggregate), (x) adversely affect the legality, validity or enforceability of any of the Transaction Documents, (y) have a Material Adverse Effect or (z) adversely impair the Company's ability or obligation to perform fully on a timely basis its obligations under any of the Transaction Documents.

          (i) Schedules. The Schedules to this Agreement furnished by or on behalf of the Company do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (j) Private Offering. Assuming (without any independent investigation or verification by or on behalf of the Company) the accuracy of the representations and warranties of the Purchaser set forth in Section 2.2, the offer and sale of the Shares, the Warrants, the Underlying Shares and the Warrant Shares are exempt from registration under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"). Neither the Company nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of such Shares, the Warrants, the Underlying Shares or the Warrant Shares to the registration requirements of
Section 5 of the Securities Act.

          (k) SEC Documents. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including pursuant to Section 13(a) or 15(d) thereof, for the three years preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials being collectively referred to herein as the "SEC Documents" and, together with the Schedules to this Agreement furnished by or on behalf of the Company and any press releases issued by the Company, the "Disclosure Materials") on a timely basis, or has received a valid extension of such time of filing. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise indicated in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q or last filed Annual Report on Form 10-K, whichever has been most recently filed with the Commission, there has been no event,

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occurrence or development that has had a Material Adverse Effect which is not specifically disclosed in any of the Disclosure Materials.

          (l) Seniority. No class of equity securities of the Company is senior to the Shares in right of payment, whether upon liquidation, dissolution or otherwise.

          (m) Investment Company. The Company is not controlled by, or under common control with, an affiliate (an "Affiliate") of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (n) Certain Fees. No fees or commissions will be payable by the Company to any broker, financial advisor, finder, investment banker, or bank with respect to the transactions contemplated by this Agreement.

          (o) Solicitation Materials. The Company has not (i) distributed any offering materials in connection with the offering and sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares other than the Disclosure Materials and other filings by the Company pursuant to the Exchange Act prior to the date hereof, and any amendments and supplements thereto prepared in compliance herewith or (ii) solicited any offer to buy or sell the Shares, the Warrants, the Underlying Shares or the Warrant Shares by means of any form of general solicitation or advertising.

          (p) Form S-3 Eligibility. The Company is, and at the Closing Date will be, eligible to register securities for resale with the Commission under Form S-3 promulgated under the Securities Act.

          (q) Exclusivity. The Company shall not issue and sell the Preferred Stock to any Person other than the Purchaser other than with the specific prior written consent of the Purchaser.

     2.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

          (a) Organization; Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by the Registration Rights Agreement and otherwise to carry out its obligations hereunder and thereunder. The purchase by the Purchaser of the Shares and the Warrants hereunder has been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Purchaser or on its behalf and constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity.

          (b) Investment Intent. The Purchaser is acquiring the Shares, the Warrants, the Underlying Shares and the Warrant Shares for its own account for investment purposes only and not with a view to or for distributing or reselling such Shares, Warrants, Underlying Shares or Warrant Shares or any part thereof or interest therein, without prejudice, however, to the Purchaser's right, subject to the provisions of this Agreement and the Registration Rights Agreement, at all times to sell or otherwise dispose of all or any part of such Shares, Underlying Shares, Warrants or Warrant Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable State securities laws or under an exemption from such registration.

          (c) Purchaser Status. At the time the Purchaser was offered the Shares and the Warrants, it was, and at the date hereof, it is, and at each Closing Date and each exercise date under the Warrants, it will be, an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          (d) Experience of Purchaser. The Purchaser either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, the Warrants, the Underlying Shares and the Warrant Shares, and has so evaluated the merits and risks of such investment.

          (e) Ability of Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares, the Warrants, the Underlying Shares and the Warrant Shares, and, at the present time, is able to afford a complete loss of such investment.

          (f) Access to Information. The Purchaser acknowledges receipt of the Disclosure Materials and further acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and the Warrants, and the merits and risks of investing in the Shares and the Warrants; (ii) access to information about the Company and the Company's financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained in the Disclosure Materials.

          (g) Prohibited Transactions. The Shares and the Warrants are not being acquired, directly or indirectly, with the assets of any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

          (h) Reliance. The Purchaser understands and acknowledges that (i) the Shares and the Warrants are being offered and sold to the Purchaser without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Section 4(2) of the Securities Act or Regulation D promulgated thereunder and (ii) the availability of such exemption, depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and the Purchaser hereby consents to such reliance.

     The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 2.2.


                                   ARTICLE III

                         OTHER AGREEMENTS OF THE PARTIES

     3.1 Transfer Restrictions. (a) If the Purchaser should decide to dispose of Shares or any portion of the Warrants (and upon conversion or exercise thereof, as the case may be, any of the Underlying Shares or Warrant Shares) held by it, the Purchaser understands and agrees that it may do so only pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from the registration requirements of the Securities Act. In connection with any transfer of any Shares, any portion of the Warrants or any Underlying Shares or Warrant Shares other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company a written opinion of counsel experienced in the area of United States securities laws selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.

          (b) The Purchaser agrees to the imprinting, so long as is required by this Section 3.1(b), of the following legend on the Shares, the Warrants, the Underlying Shares and the Warrant Shares:

          [NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE] [EXERCISABLE] [THE SECURITIES REPRESENTED HEREBY] HAVE [NOT] BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

                  [FOR SHARES ONLY] THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND CONVERSION SET FORTH IN A CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT, DATED AS OF JUNE 6, 1997, BETWEEN ILLINOIS SUPERCONDUCTOR CORPORATION (THE "COMPANY") AND THE ORIGINAL HOLDER HEREOF. A COPY OF THAT AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

                  The Underlying Shares issuable upon conversion of Shares and the Warrant Shares issuable upon exercise of the Warrants, as the case may be, shall not contain the legend set forth above if the conversion of such Shares or exercise of the Warrants, as the case may be, occurs at any time while the Underlying Shares Registration Statement is effective under the Securities Act or in the event there is not an effective Underlying Shares Registration Statement at such time, if in the written opinion of counsel to the Company experienced in the area of United States securities laws determines that such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Shares, the Warrants, the Underlying Shares and the Warrant Shares shall also bear any other legends required by applicable Federal or state securities laws, which legends shall be removed when not required in accordance with this Section 3.1(b). The Company agrees that it will provide the Purchaser, upon request, with a certificate or certificates representing Underlying Shares and Warrant Shares, free from such legend at such time as such legend is no longer required hereunder. The Purchaser agrees that, in connection with any transfer of Underlying Shares or Warrant Shares by it pursuant to an effective registration statement under the Securities Act, it will comply with the prospectus delivery requirements of the Securities Act. The Company makes no representation, warranty or agreement as to the availability of any exemption from registration under the Securities Act with respect to any resale of Shares, Warrants, Underlying Shares or Warrant Shares.

     3.2 Stop Transfer Instruction. The Company may not make any notation on its records or give instructions to any transfer agent of the Company which enlarge the restrictions of transfer set forth in Section 3.1.

     3.3 Furnishing of Information. As long as the Purchaser owns Shares, Underlying Shares, Warrants or Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act and to promptly furnish the Purchaser with true and complete copies of all such filings. If the Company is not at the time required to file reports pursuant to such sections, it will prepare and furnish to the Purchaser annual and quarterly financial statements, together with a discussion and analysis of such financial statements in form and substance substantially similar to those that would otherwise be required to be included in reports required by Section 13(a) or 15(d) of the Exchange Act in the time period that such filings would have been required to have been made under the Exchange Act.

         3.4 Copies and Use of Disclosure Materials. The Company shall furnish the Purchaser, without charge, as many copies of the Disclosure Materials, and any amendments or supplements thereto, as the Purchaser may reasonably request. The Company consents to the use of the SEC Documents, and any amendments and supplements thereto, by the Purchaser in connection with resales of the Shares, the Underlying Shares or the Warrant Shares.

         3.5 Blue Sky Laws. In accordance with the Registration Rights Agreement, the Company shall qualify the Underlying Shares and the Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the Purchaser may request and shall continue such qualification at all times through the third anniversary of the last Closing Date; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified or to take any action that would subject the Company to general service of process in any such jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

         3.6 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate of the Company shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares in a manner that would require the registration under the Securities Act of the sale of the Shares, the Warrants, the Underlying Shares or the Warrant Shares to the Purchaser.

         3.7 Certain Agreements. From the date hereof through the final Closing Date for which Shares are issued and sold hereunder, the Company shall not and shall cause the Subsidiaries not to, without the consent of the Purchaser, (i) amend its certificate of incorporation, bylaws or other charter documents so as to adversely affect any rights of the Purchaser; (ii) declare, authorize, set aside or pay any dividend or other distribution with respect to the Common Stock in excess of $250,000, except as permitted under the Certificates of Designation and as would not adversely affect the rights of the Purchaser hereunder or under the Certificates of Designation; (iii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock in excess of $1,000,000 in any manner which adversely affects the rights of the Purchaser hereunder or under the Certificates of Designation; or (iv) enter into any agreement with respect to any of the foregoing.

         3.8 Purchaser Ownership of Common Stock. The Purchaser or any of its Affiliates may not use its ability to convert Shares hereunder or under the terms of the Certificates of Designation or to use its ability to acquire shares of Common Stock upon exercise of the Warrants, to the extent that such conversion or exercise would result in the Purchaser beneficially owning (for purposes of Rule 13d-3 under the Exchange Act) more than 4.999% of the outstanding shares of the Common Stock. The Company undertakes to promptly, upon its receipt of a notice of conversion of Shares or exercise of the Warrants, notify the Purchaser of the number of shares of Common Stock which would be issuable to the Purchaser or any of its Affiliates if the requested conversion or exercise were effected in full, whereupon, if the Company determines that such conversion or exercise would result in the Purchaser beneficially owning in excess of 4.999% of the outstanding shares of Common Stock on such date, the Purchaser hereby consents to the Company converting or exercising up to an amount equal to 4.999% of the outstanding shares of Common Stock; provided, however, that if ten days shall have elapsed since Purchaser has declared an event of default under any Transaction Document and such event shall not have been cured to Purchaser's satisfaction prior to the expiration of such ten-day period, the provisions of this Section 3.8 shall be null and void ab initio.

         3.9 Listing of Underlying Shares. The Company shall (a) not later than the fifth Business Day following the applicable Closing Date prepare and file with the Nasdaq National Market (as well as any other national securities exchange or market on which the Common Stock is then listed) an additional shares listing application or a letter acceptable to the Nasdaq National Market covering and listing such number of shares of Common Stock as required under the applicable Certificate of Designation, (b) take all steps necessary to cause the Underlying Shares and Warrant Shares issuable upon conversion of the Preferred Stock or the exercise of the Warrants at the applicable Closing Date to be approved for listing in the Nasdaq National Market (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (c) provide to the Purchaser evidence of such listing, and the Company shall maintain the listing of its Common Stock on such exchange.

         3.10 Conversion Procedures. Exhibit C attached hereto sets forth the procedures with respect to the conversion of the Preferred Stock, including the forms of conversion notice to be provided upon conversion, instructions as to the procedures for conversion, the form of legal opinion, if necessary, that shall be rendered to the Company's transfer agent and such other information and instructions as may be reasonably necessary to enable the Purchaser to exercise its right of conversion smoothly and expeditiously.

         3.11 Purchaser's Rights if Trading in Common Stock is Suspended or Delisted. In the event that at any time within the three-year period after the last Closing Date trading in the shares of the Common Stock is suspended on (other than as a result of the suspension of trading in securities on such market generally or temporary suspensions pending the release of material information) or delisted from the Nasdaq National Market (unless the Common Stock is listed for trading the New York Stock Exchange, the American Stock Exchange, or Nasdaq SmallCap Market within three Trading Days), for more than three consecutive Trading Days or five Trading Days in the aggregate, at the Purchaser's option exercisable by written notice to the Company, the Company shall redeem all Shares owned by the Purchaser and all Underlying Shares then held by such Purchaser, at an aggregate purchase price equal to (A) the product of the per Share Market Value as of the Trading Day immediately preceding the day of such notice multiplied by the number of shares of Common Stock into which the Shares and the Warrants to be purchased are then convertible or exercisable (or in the case of Underlying Shares, the number of Underlying Shares to be purchased), plus (B) interest on such amount accruing from the 7th day after such notice until paid at the rate of 15% per annum.

         3.12 No Violation of Applicable Law. Notwithstanding any provision of this Agreement to the contrary, if the redemption of Shares or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited by the relevant provisions of the Delaware General Corporation Law, such redemption shall be effected as soon as it is permitted under such law; provided, however, that interest payable by the Company with respect to any such redemption shall continue to accrue in accordance with
Section 3.11.

         3.13 Redemption Restrictions. Notwithstanding any provision of this Agreement to the contrary, if any redemption of Shares or Underlying Shares otherwise required under this Agreement or the Registration Rights Agreement would be prohibited in the absence of consent from any lender of the Company or any of the Subsidiaries, or by the holders of any class of securities of the Company, the Company shall use its best efforts to obtain such consent as promptly as practicable after the redemption is required. Interest payable by the Company with respect to any such redemption shall continue to accrue until such consent is obtained. Nothing contained in this Section 3.13 shall be construed as a waiver by the Purchaser of any rights it may have by virtue of any breach of any representation or warranty of the Company herein as to the absence of any requirement to obtain any such consent.

         3.14 Notice of Breaches. Each of the Company and the Purchaser shall give prompt written notice to the other of any breach of any representation, warranty or other agreement contained in this Agreement or in the Registration Rights Agreement, as well as any events or occurrences arising after the date hereof and prior to, with respect to the Series B Closing, the Series B Closing Date, with respect to the Series C Closing, the Series C Closing Date, with respect to the Series D Closing, the Series D Closing Date, with respect to the Series E Closing, the Series E Closing Date, or with respect to the Series F Closing, the Series F Closing Date, which would reasonably be likely to cause any representation or warranty or other agreement of such party, as the case may be, contained herein to be incorrect or breached as of such Closing Date. However, no disclosure by either party pursuant to this Section 3.15 shall be deemed to cure any breach of any representation, warranty or other agreement contained herein or in the Registration Rights Agreement.

         Notwithstanding the generality of the foregoing, the Company shall promptly notify the Purchaser of any notice or claim (written or oral) that it receives from any lender of the Company to the effect that the consummation of the transactions contemplated hereby and by the Registration Rights Agreement violates or would violate any written agreement or understanding between such lender and the Company, and the Company shall promptly furnish by facsimile to the holders of the Shares a copy of any written statement in support of or relating to such claim or notice.

         3.15 Conversion Obligations of the Company. The Company covenants to convert Shares and to deliver Underlying Shares in accordance with the terms and conditions and time period set forth in the respective Certificates of Designation, and to deliver Warrants Shares in accordance with the terms and conditions and time periods set forth in the Warrants.

         3.16     Intentionally Omitted.

         3.17     The Warrants.

                  (a) The Initial Warrant. At the Series B Closing, the Company shall issue to the Purchaser, a common stock purchase warrant (the "Initial Warrant"), pursuant to which the Purchaser shall have the right at any time thereafter through the fourth anniversary of the date of issuance thereof, to acquire 62,500 shares of Common Stock at an exercise price per share equal to 125% of the Conversion Price on the Series B Closing Date.

                  (b) The Subsequent Warrant. If the Company shall issue and sell all or any portion of the Series D Shares on the Series D Closing Date, then the Company shall issue to the Purchaser a common stock purchase warrant (the "Subsequent Warrant") pursuant to which the Purchaser shall have the right at any time thereafter through the fourth anniversary of the date of issuance thereof, to acquire 62,500 shares of Common Stock at an exercise price per share equal to 125% of the Conversion Price on the Series D Closing Date.

                  (c) The Intermediate Warrant. If the Company shall not, for any reason, issue and sell all or a portion of the Series D Shares on the Series D Closing Date, then the Company shall issue to the Purchaser, on the Series D Closing Expiration Date, a common stock purchase warrant (the "Intermediate Warrant") pursuant to which the Purchaser shall have the right at any time thereafter through the fourth anniversary of the date of issuance thereof, to acquire 31,250 shares of Common Stock at an exercise price per share equal to 125% of the Conversion Price on the Series D Closing Expiration Date.

                  (d) The Final Warrant. If the Company issues the Intermediate Warrant, upon the earlier to occur of (1) the sale of some or a portion of the Series E Shares of (2) the sale or some or a portion of the Series F Shares, if any, the Company shall issue to the Purchaser, at the applicable Closing Date, a common stock purchase warrant (the "Final Warrant") pursuant to which the Purchaser shall have the right at any time thereafter through the fourth anniversary of the date of issuance thereof, to acquire 31,250 shares of Common Stock at an exercise price per share equal to 125% of the Conversion Price on the applicable Closing Date. The Initial Warrant, the Subsequent Warrant, the Intermediate Warrant and the Final Warrant are collectively referred to herein as the "Warrants". The Form of Warrants is attached as Exhibit E hereto. In no event shall the Company be obligated to issue Warrants for more than 125,000 shares of Common Stock in the aggregate.

                                   ARTICLE IV

                                   CONDITIONS

         4.1 (a) Conditions Precedent to the Obligation of the Company to Sell the Series B Shares. The obligation of the Company to sell the Series B Shares hereunder is subject to the satisfaction, or waiver by the Company, at or before the Series B Closing, of each of the following conditions:

                 (i) Accuracy of the Purchaser's Representations and Warranties. The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date, as though made on and as of such date (except for representations and warranties that speak as of a specific date);

               (ii) Performance by the Purchaser. The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Series B Closing;

               (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement; and

               (iv) Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Series C, Series D, Series E Shares or Series F Shares.

          (b) Conditions Precedent to the Obligation of the Purchaser to Purchase the Series B Shares. The obligation of the Purchaser hereunder to acquire and pay for the Series B Shares is subject to the satisfaction or waiver by the Purchaser, at or before the Series B Closing, of each of the following conditions:

               (i) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company set forth herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series B Closing Date as though made on and as of such date (except for representations and warranties that speak as of a specific date);

               (ii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Series B Closing;

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement;

                  (iv) Adverse Changes. Since the date of the financial statements included in the Company's Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event had or could reasonably be expected to have a Material Adverse Effect and no material adverse change in the financial condition or prospects of the Company shall have occurred which is not disclosed in the Disclosure Materials;

                  (v) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and other than a suspension of trading on the Nasdaq National Market if the Common Stock is listed for trading, and not suspended, on The Nasdaq SmallCap Market within one business day after such suspension);

                  (vi) Listing of Common Stock. The Common Stock shall have at all times between the date hereof and the Series B Closing Date been, and on the Series B Closing Date be, listed for trading on The Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange or the American Stock Exchange;

                  (vii) Legal Opinion. The Company shall have delivered to the Purchaser the opinion of Katten Muchin & Zavis, counsel to the Company ("Katten Muchin"), in substantially the form attached hereto as Exhibit D;

                  (viii) Required Approvals. All Required Approvals shall have been obtained other than those relating solely to the Series C, the Series D, the Series E Shares or the Series F Shares;

                  (ix) Shares of Common Stock. On or prior to the Series B Closing Date, the Company shall have duly reserved for issuance upon conversion of Series B Shares and exercise of the Warrants such number of Underlying Shares as required by the terms of the Registration Rights Agreement and 62,500 Warrant Shares;

                  (x) Delivery of Stock Certificates. The Company shall have delivered to Robinson Silverman in escrow, pending the Series B Closing Date the stock certificate(s) representing the Series B Shares, registered in the name of the Purchaser, each in form satisfactory to the Purchaser;

                  (xi) Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement;

                  (xii) Initial Warrant. The Company shall have executed and delivered the Initial Warrant in accordance with the terms of the Agreement;

                  (xiii) Certificate of Designation. The Series B Designation shall have been duly filed with the Secretary of State of Delaware, and the Company shall have delivered a copy thereof to the Purchaser certified as filed by the office of the Secretary of State of Delaware;

                  (xiv) Company Certificates. The Purchaser shall have received a certificate, dated the Series B Closing Date, signed by the Secretary or an Assistant Secretary of the Company and certifying (i) that attached thereto is a true, correct and complete copy of (A) the Company's Restated Certificate of Incorporation, as amended to the date thereof, (B) the Company's By-Laws, as amended to the date thereof, and (C) resolutions duly adopted by the Board of Directors of the Company authorizing the execution, delivery and (where appropriate) filing of the Transaction Documents and the Series B Certificates of Designation and the issuance and sale of the Series B Shares, the Initial Warrant, the Underlying Shares and the Warrant Shares and (ii) the incumbency of the officers executing the Transactions Documents, the Series B Certificate of Designation and the Initial Warrant; and

                  (xv) Change of Control. No Change of Control (as hereafter defined) shall have occurred between the date hereof and the Series B Closing Date.

         4.2 Conditions Precedent to the Obligation of the Purchaser to Purchase the Series C Shares, the Series D Shares, the Series E Shares and the Series F Shares. The obligation of the Purchaser hereunder to acquire and pay for the Series C Shares, the Series D Shares, the Series E Shares and the Series F Shares is subject to the satisfaction or waiver by the Purchaser, at or before the Series C Closing, the Series D Closing, Series E Closing and the Series F Closing, as applicable, of each of the following conditions:

                  (i) Series B Closing. The Series B Closing shall have occurred.

                  (ii) Accuracy of the Company's Representations and Warranties. The representations and warranties of the Company contained herein and in the Registration Rights Agreement shall be true and correct in all material respects as of the date when made and as of the Series C Closing Date, the Series D Closing Date, the Series E Closing Date and the Series F Closing Date, as applicable, as though made on and as of such date (except for representations and warranties that speak as of a specific date);

                  (iii) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied or complied with by the Company at or prior to the Series C Closing Date, the Series D Closing Date, the Series E Closing Date or the Series F Closing Date, as applicable;

                  (iv) Underlying Securities Registration Statements. With respect to the Series C Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series B Shares and with respect to the Warrant Shares issuable upon exercise of the Warrants shall have been declared effective under the Securities Act by the Commission; with respect to the Series D Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series C Shares shall have been declared effective under the Securities Act by the Commission; with respect to the Series E Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series D Shares shall have been declared effective under the Securities Act by the Commission; and with respect to the Series F Closing, the Underlying Securities Registration Statement with respect to the Underlying Shares issuable on conversion of all outstanding Series E Shares shall have been declared effective under the Securities Act by the Commission; and in each such case such Underlying Securities Registration Statement shall have remained effective and shall not be subject to any stop order and no stop order shall be pending or threatened until the earlier of such Closing Date or the date upon which all of the Underlying Shares issuable upon conversion of the applicable Preferred Stock and Shares issuable upon conversion of the applicable Warrants have been resold pursuant to such Underlying Securities Registration Statement;

                  (v) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Registration Rights Agreement relating to the issuance or conversion of any of the Shares or exercise of any of the Warrants;

                  (vi) Adverse Changes. Since the date of the financial statements included in the Company's last filed Quarterly Report on Form 10-Q or Annual Report on Form 10-K, whichever is more recent, last filed prior to the date of this Agreement, no event had or could reasonably be expected to have, a Material Adverse Effect which has not specifically been disclosed on Schedule 2.1(g) hereto prior to the date of this Agreement shall have occurred, nor shall there have occurred a material adverse change in the financial conditions or prospects of the Company, which is not disclosed in the Disclosure Materials;

                  (vii) Management. There has been no significant changes in the senior management of the Company;

                  (viii) No Suspensions of Trading in Common Stock. The trading in the Common Stock shall not have been suspended for more than two Trading Days by the Commission or on the Nasdaq National Market (except for any suspension of trading of limited duration solely to permit dissemination of material information regarding the Company and except if, at the time there is any suspension on the Nasdaq National Market, the Common Stock is then listed and approved for trading on the Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange, within one (1) trading day thereof);

                  (ix) Listing of Common Stock. The Common Stock shall have been at all times between the Series B Closing Date, the Series C Closing Date, the Series D Closing Date, the Series E Closing Date and the Series F Closing Date, as applicable, and on such applicable Closing Date be, listed for trading on the Nasdaq National Market, Nasdaq SmallCap Market, the American Stock Exchange or the New York Stock Exchange.

                  (x) Change of Control. No Change of Control in the Company shall have occurred. "Change of Control" means the occurrence of any of
(i) an acquisition after the date hereof by an individual or legal entity of in excess of 50% of the voting securities of the Company, (ii) a replacement of more than one-half of the members of the Company's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, (iii) the merger of the Company with or into another entity, consolidation or sale of all or substantially all of the assets of the Company in one or a series of related transactions or (iv) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

                  (xi) Market Price of Common Stock. The Per Share Market Value for the Company's Common Stock for the preceding twenty (20) Trading Days prior to the Series C Closing Date, Series D Closing Date, Series E Closing Date and Series F Closing Date, as applicable, shall not have been less than $6.00 per share of Common Stock.

                  (xii) Legal Opinion. The Company shall have delivered to the Purchaser an opinion of outside legal counsel to the Company in substantially the form attached hereto as Exhibit D and dated the applicable Closing Date;

                  (xiii) Required Approvals. All Required Approvals shall have been obtained;

                  (xiv) Shares of Common Stock. On each of the Series C Closing Date, the Series D Closing Date, the Series E Closing Date and Series F Closing Date, as applicable, the Company shall have reserved for issuance to the Purchaser two times the number of Underlying Shares which would be issuable upon conversion in full of the Series C Shares, the Series D Shares, the Series E Shares or Series F Shares, as applicable, assuming such conversion occurred on the Original Issue Date for such Shares;

                  (xv) Delivery of Stock Certificates. The Company shall have delivered to Robinson Silverman in escrow, pending the applicable Closing the stock certificate(s) representing the Shares, being purchased at such Closing, registered in the name of such Purchaser, each in form satisfactory to the Purchaser; and

                  (xvi) Performance of Conversion/Exercise Obligations. The Company shall have (a) delivered Underlying Shares upon conversion, if any, of Shares issued prior to the applicable Closing and otherwise performed its obligations in accordance with the terms, conditions and timing requirements of each applicable Certificate of Designation and (b) shall have delivered Warrant Shares upon exercise of the Warrants and otherwise performed its obligations in accordance with the terms of the Warrants.

                  (xvii) Warrants. The Company shall have delivered the applicable Warrants in accordance with the terms of this Agreement.


                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, except as set forth in the Registration Rights Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchaser shall be responsible for the Purchaser's own tax liability that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement.

         5.2 Entire Agreement; Amendments. This Agreement, together with the Exhibits and Schedules hereto, the Registration Rights Agreement, the Certificates of Designation (each when filed) and the Warrants contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.

         5.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been received (a) upon hand delivery (receipt acknowledged) or delivery by telex (with correct answer back received), telecopy or facsimile (with transmission confirmation report) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered on a business day after during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:

                                           Illinois Superconductor Corporation
                                           451 Kingston Court
                                           Mt. Prospect, IL  60056
                                           Attn:  Chief Financial Officer
                                           Fax:  (847) 391-5015

               With copies to:       Katten Muchin & Zavis
                                     525 W. Monroe St. Suite 1600
                                     Chicago, IL  60661
                                     Attn: Lawrence D. Levin
                                     Fax: (312) 902-1061

               If to the Purchaser:  Southbrook International Investments, Ltd.
                                     c/o Trippoak Advisors
                                     630 Fifth Avenue, Suite 200
                                     New York, New York 10111
                                     Attn: Robert L. Miller
                                     Fax: (212) 541-4630

               With copies to        Robinson Silverman Pearce
                                     Aronsohn & Berman LLP
                                     1290 Avenue of the Americas
                                     New York, NY  10104
                                     Attn:  Eric L. Cohen
                                     Fax:  (212) 541-4630

or such other address as may be designated in writing hereafter, in the same manner, by such person.

         5.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         5.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

         5.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither the Company nor any Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

         5.7 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         5.8 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof.

         5.9 Survival. The agreements and covenants contained in Article III and this Article V shall survive the delivery and conversion of the Shares pursuant to this Agreement. and the representations and warranties of the Company and the Purchasers contained in Article II shall survive until a date that is two years after the last Closing Date at which Shares are issued hereunder.

         5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

         5.11 Publicity. The Company and the Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which such case the disclosing party shall provide the other party with prior notice of such public statement.

         5.12 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.


                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.


                                       Company:

                                       ILLINOIS SUPERCONDUCTOR CORPORATION



                                       By: /s/ ORA E. SMITH
                                          -------------------------------------
                                          Name:   Ora E. Smith
                                          Title:  President


                                       Purchaser:

                                       SOUTHBROOK INTERNATIONAL
                                        INVESTMENTS, LTD.



                                       By: /s/ KENNETH L. HENDERSON
                                          -------------------------------------
                                          Name: Kenneth L. Henderson
                                          Title: Asst. Secretary

                                SCHEDULE 2.1(C)




         The authorized, issued and outstanding capital stock of the Company consists of the following:

         Preferred Stock, $.001 par value, 100,000 shares authorized, no shares issued and outstanding

         Common Stock, $.001 par value, 15,000,000 shares authorized, 5,051,287 shares issued and outstanding


         The Company also has outstanding warrants to purchase 646,927 shares of Common Stock and options to purchase 841,905 shares of Common Stock.


         The Company has a stockholders rights plan (the "Rights Plan") pursuant to which a Series A Right is associated and trades with each share of Common Stock outstanding. Each Series A Right will entitle its holder, under certain circumstances described in the Rights Plan, to purchase one one-thousandth of a share of the Company's Series A Junior Participating Preferred Stock, $.001 par value per share, for $200 (subject to adjustment) or receive shares of Common Stock having a market value of two times the exercise of the Series A Right and one Series B Right.

                                SCHEDULE 2.1(F)



                                      NONE

                                SCHEDULE 2.1(G)



                                      NONE